                                                                   EXHIBIT 10.16


                               SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT, effective as of June 14, 2000, is between U.S. Technologies, Inc., a Washington, DC corporation ("Subtenant") and Association for Health Services Research, INC., a District of Columbia corporation aka Academy for Health Services Research and Health Policy, a District of Columbia corporation("Sublandlord").

1. The Demised Premises. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord, the floor area located on the 7th Floor of the building at 1130 Connecticut Avenue, Washington, D.C., and outlined on Exhibit B attached hereto and by reference made a part hereof ("Demised Premises") for a term to commence on the Sublease Commencement Date, as hereinafter defined, which shall be on or about June 19, 2000 (two weeks from the date the Landlord approves this sublease) (the "Sublease Commencement Date") and to end on December 31, 2004 (the "Term"). Subtenant shall have access to the Premises two (2) weeks prior to the Sublease Commencement Date for the purposes of installing telephone, voice and data systems, furnishings, etc. Sublandlord and Subtenant acknowledge and agree that for all purposes, the Demised Premises shall be deemed to contain 8,238 rentable square feet of floor area.

2.       Lease.

         (a) It is understood that Sublandlord is a sublandlord and grants this sublease ("Sublease") under and by virtue of its rights under the Lease Agreement, dated July 21, 1994 between Sublandlord, as Tenant thereunder, and Acquiport Four Corporation, a Delaware corporation, as Landlord thereunder ("Landlord") (the Lease Agreement and all amendments thereto hereinafter entered into between Landlord and Sublandlord are collectively referred to herein as the "Lease"), and this Sublease is subordinate and subject to said Lease. A copy of said Lease Agreement is attached hereto as Exhibit A (as of the date hereof, there are no amendments to said Lease Agreement) and the provisions thereof, unless expressly excluded in this Sublease, are incorporated herein by reference, and made a part hereof, and restated in their entirety herein as if fully set forth word for word, with references in the Lease to "Landlord" deemed made to Sublandlord and references to "Tenant" deemed made to Subtenant; such incorporation by reference shall include each and every provision of the Lease (except as expressly otherwise set forth in this Sublease and except where the terms and provisions of this Sublease differ from the terms and provisions of the Lease), notwithstanding that only certain provisions or portions of certain provisions of the Lease may be restated below in this Sublease. Notwithstanding anything herein to the contrary, Subtenant agrees to be bound by all obligations and responsibilities of Sublandlord as Tenant under the Lease, except as expressly set forth in this Sublease. Sections 2.3, 3.1, 3.4, 4.1, the cure periods set forth in Section 20.1 and Section 28.5 and Exhibit B of the Lease are expressly superceded by this Sublease. Paragraph 17 (Parking) of the Lease as incorporated herein shall be deemed to refer to a maximum of six (6) parking permit contracts. Time is of the essence of this Sublease.


                                                                   Exhibit 10.16
                                                                         Page 1

                                                                   EXHIBIT 10.16

                        WAIVER AND REPLACEMENT AGREEMENT

                                  July 19, 2001

U.S. Technologies Inc.
1130 Connecticut Avenue, N.W.
Suite 700
Washington, DC 20036
Attn: Gregory Earls, Chairman
      and Chief Executive Officer

Dear Sir:

         Reference is made to: (i) the Agreement and Plan of Merger, dated as of February 28, 2001, among U.S. Technologies Inc. ("USXX"), U.S. Technologies Acquisition Co. and Yazam.com Inc., as amended March 22, 2001 (the "Merger Agreement") and (ii) the Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock of USXX ("Series F Preferred Stock"), filed with the Secretary of State of Delaware on March 27, 2001 (the "Certificate of Designations").

         The undersigned hereby irrevocably waives the following: (i) its rights contained in the fourth sentence of Section 5.06 of the Merger Agreement and
(ii) its rights contained in Section 5 (Redemption) of the Certificate of Designations.

         By its execution below, USXX hereby agrees that beginning on September 30, 2002, and for a period of ninety (90) days thereafter, the undersigned shall have the right to require USXX to redeem the undersigned's shares of Series F Preferred Stock at a purchase price of $300.00 per share (as adjusted for any combinations, consolidations, stock distributions or stock dividends or similar events with respect to such shares); provided, however, that USXX shall not be obligated to effect such a redemption unless certificates evidencing such shares of Series F Preferred Stock being redeemed are either delivered to USXX or its transfer agent or the holder notifies USXX or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to USXX to indemnify USXX from any loss incurred by it in connection therewith.

         In the event that all of the holders of Series F Preferred Stock enter into waiver and replacement agreements with USXX on terms identical to those contained herein (other than the provision contained in the preceding paragraph), then USXX, if requested by the undersigned, shall use its best efforts to amend its Certificate of Designations in a manner consistent with the terms of this Waiver and Replacement Agreement (such amendment not to include the provision contained in the preceding paragraph).

         By its execution below, USXX or any direct or indirect subsidiaries hereby agree not to enter into any agreement (other than on the same terms and conditions as set forth above) to repurchase or redeem any shares of Series F Preferred Stock held by Texas Pacific Group or any of its direct or indirect subsidiaries without the prior written consent of the undersigned.


                                                                   Exhibit 10.16
                                                                          Page 1

         (b) During the term of this Sublease, Sublandlord shall promptly deliver to Subtenant copies of any and all notices of default of any kind or nature delivered to or received from Landlord, and Sublandlord shall not voluntarily amend or voluntarily terminate the Lease without the prior written consent of Subtenant, which consent shall not be unreasonably withheld, conditioned or delayed.

        (c) Sublandlord hereby warrants and represents to Subtenant as follows:

                  (i) The Lease is in full force and effect and neither the Landlord nor Sublandlord has received any notice of default thereunder from the other which remains uncured as of the date hereof;

                  (ii) The copy of the Lease attached hereto is a true and complete copy of the Lease and there are no amendments thereto; and

                  (iii) The current Term of the Lease expires on December 31, 2004. The parties agree that the Term shall not be further extended.

         (d) Sublandlord agrees that during the term of this Sublease Sublandlord shall not voluntarily cause the termination of the Lease without first securing Subtenant's written consent, nor cause to be done any act to be done which would cause the Lease to be cancelled, terminated, forfeited or surrendered. If the Lease terminates or is terminated for any reason whatsoever, then this Sublease shall terminate simultaneously therewith. If the termination of the Lease is not caused by a default of the Sublandlord or Subtenant under the Sublease, then the termination of the Sublease shall be without liability between Sublandlord and Subtenant, except such liability theretofore accruing; however, if Subtenant is in default, the default provisions hereof shall control as to Subtenant's liability and if Sublandlord is in default (and such default was not caused directly or indirectly by Subtenant, Subtenant's employees, agents, officers, directors, visitors, invitees, contractors, servants, or licensees) Subtenant shall be entitled to recover all actual damages incurred by Subtenant by reason of such default (except for punitive or consequential damages, which are hereby expressly excluded).

         (e) Subtenant agrees that during the term of this Sublease Subtenant shall not cause to be done or knowingly suffer or permit any act to be done which would cause the Lease to be cancelled, terminated, forfeited or surrendered.

         (f) Subtenant acknowledges that Landlord has the right to consent to this Sublease under the Lease. Sublandlord agrees to submit this Sublease to Landlord for consent under the Lease promptly after Sublandlord has received a counterpart of this Sublease executed by both Sublandlord and Subtenant. This sublease will not be deemed to go into effect unless and until Landlord has consented to the sublease.

         (g) Within two (2) business days after receipt thereof by Sublandlord, Sublandlord shall deliver to Subtenant copies of written notices of default or claimed default received by Sublandlord from the Landlord.


                                                                   Exhibit 10.16
                                                                         Page 2

3.      Rent.

         (a) The basic rent (the "Basic Rent") due hereunder from Subtenant to Sublandlord in the manner provided below shall be Thirty-five and 00/100 Dollars ($35.00) per rentable square foot per annum, payable in equal monthly installments of Twenty-Four Thousand Twenty-seven and 50/100 Dollars ($24,027.50) per month, each such installment being payable in advance on or before the first of every month throughout the Term; provided, however that the Basic Rent shall increase (i) on the first anniversary of the Sublease Commencement Date to $35.87 per rentable square foot per annum; (ii) on the second anniversary of the Sublease Commencement Date to $36.77 per rentable square foot per annum; (iii) on the third anniversary of the Sublease Commencement Date to $37.69 per rentable square foot per annum; (iv) on the fourth anniversary of the Sublease Commencement Date to $38.63 per rentable square foot per annum; Subtenant shall pay Sublandlord an amount equal to one monthly installment of Basic Rent ($24,027.50) upon execution of this sublease, which shall be payment in advance of the first full month's installment of Basic Rent due under this Sublease. In the event the Term of the Sublease starts other than on the first day of a month, then, in addition to the advance payment of the first full month's installment of Basic Rent as set forth in the immediately preceding sentence, the rent for such partial month shall be prorated and calculated at a daily rate and paid on or before the first day of the Term. In the event the Term of the Sublease ends on other than the last day of a month, the rent for such partial month shall be prorated and calculated at a daily rate.

        Sublandlord will abate the first monthly rental payment.

         (b) Subtenant shall pay to Sublandlord 77.13% of Sublandlord's proportionate share of Operating Costs, including real estate taxes, (however the aforesaid may be defined in the Lease), commencing with the first anniversary of the Sublease Commencement Date and continuing thereafter during the Term, but only to the extent that such amount so payable by Sublandlord exceeds 77.13 percent of the amount payable by Sublandlord for the calendar year 2000. Such payments will be divided into twelve monthly installments and will be paid monthly. (For purposes of determining payments due monthly from Subtenant to Sublandlord, the amount due from Subtenant shall be the amount by which the monthly payment required of Sublandlord for such month under Paragraph 3.2 of the Lease exceeds one twelfth (1/12th) of the amount payable by Sublandlord for the calendar year 2000). For calendar year 2000, Sublandlord and not Subtenant shall be responsible for such portion, if any, of the retroactive payments under the last sentence of Paragraph 3.2(c) of the Lease attributable to the period prior to the first anniversary of the Sublease Commencement Dates. Said payment shall be due and payable by Subtenant hereunder to Sublandlord by not later than two (2) days prior to the date, from time to time, that such proportionate share is due from Sublandlord to Landlord as provided in the Lease; provided, however, that for the calendar year 2000, Subtenant's share of any adjustments (whether deficiency or overpayments) pursuant to Paragraph 3.2 of the Lease shall be a fraction, the numerator of which is the number of days from and including the Sublease Commencement Date to and including December 31, 2000, and the denominator of which is 365.


                                                                   Exhibit 10.16

         (c) All amounts due and payable by Subtenant under this Sublease collectively, shall be made payable to The Academy for Health Services Research and Health Policy, and delivered to Attention:, Ms. Deborah Edwards, 1801 K Street, NW; Suite 701L; Washington, DC 20006. Sublandlord may change the payee and the address to which such rent shall be sent by notice to Subtenant. All such rent shall be payable without notice, demand, deduction, counterclaim or offset. Notwithstanding any provision of this Sublease Agreement, Sublandlord shall continue to pay to Landlord all rent as and when due under the Lease (including, without limitation, for the Demised Premises under this Sublease).

        (d) If Subtenant fails to pay rent hereunder within five (5) days after such rent becomes due and payable, Subtenant shall pay to Sublandlord a late charge of five percent (5%) of the amount of such overdue rent. In addition, any such late rent payment shall bear interest from the date such rent became due and payable to the date of payment thereof by Subtenant at the rate (the "Default Rate") of 18% per annum.

         (e) Simultaneously with the execution of this Sublease, Subtenant shall deliver to Sublandlord an irrevocable, unconditional letter of credit in favor of Sublandlord as the beneficiary in the amount of $84,096.25, in a form acceptable to Sublandlord, issued by an "Approved Issuer" (as hereinafter defined), which letter of credit shall specify that Sublandlord, as beneficiary, may draw against the letter of credit, without documents other than the sight draft and certification set forth below, at any time and from time to time until the expiration thereof at one or more designated branches of the issuing bank in Washington, DC, or at one or more designated bank counters at designated offices of the issuing bank in Washington, D.C., in a single drawing for the full amount of such letter of credit, upon presentation of a sight draft and written certification from Sublandlord, as beneficiary, that Subtenant has defaulted or otherwise failed to comply with the terms of this Sublease and that Sublandlord has the right to draw against the letter of credit for the sum set forth in the sight draft under the provisions of this Paragraph 3(e). "Approved Issuer" shall mean a national banking association which Subtenant, in its discretion, may designate and which shall be approved by Sublandlord in its reasonable discretion, provided and for so long as such national banking association (A) shall maintain a banking office with banking counters in Washington, D.C., and
(B) shall have and maintain a Moody's Bank Credit Report Service rating of P-1 (or, if Moody's subsequently uses a different scale, the rating which would be equivalent to the current P-1, or if Moody's dissolves or otherwise becomes defunct, the rating of another nationally recognized rating service which would be equivalent to the current P-1). Each letter of credit issued hereunder shall state that it is transferable by Sublandlord to the assigns of Sublandlord's interest in this Sublease upon notice from Sublandlord, the payment of the issuer's transfer charges as set forth in the letter of credit and compliance with the issuer's customary requirements relating to such transfers. The letter of credit shall be open and may be drawn upon for a period which is thirty (30) days longer than the end of the Term; provided however, that such letter of credit may be of a duration shorter than said period, so long as Subtenant replaces said letter of credit with a new letter of credit, on the same terms and conditions, and in the same amount, as the prior letter of credit, at least thirty (30) days prior to the expiration of the prior letter of credit. If Subtenant fails to replace a prior letter of credit within the period required herein, then

                                                                   Exhibit 10.16
                                                                         Page 4

Sublandlord shall be immediately authorized and entitled to demand and receive payment under said letter of credit, and to apply and hold the proceeds therefrom as a security deposit under the terms and conditions of Paragraph 3(e) of this Sublease. If Subtenant defaults or otherwise fails to comply with the terms of this Sublease for any reason, Sublandlord may immediately draw upon and receive payment under said letter of credit, it being the express intent of Sublandlord and Subtenant that the letter of credit be held and used as a security deposit, securing the full and complete performance by Subtenant of Subtenant obligations under this Sublease. The Letter of Credit shall be reduced by twenty-five percent (25%) on the first anniversary of the Sublease Commencement Date and an additional twenty-five percent (25%) on the second anniversary of the Sublease Commencement Date. All fees, premiums and other sums charged by the issuing bank for each Letter of Credit shall be paid by Subtenant, and not Landlord and not Sublandlord.

The failure of Subtenant, for any reason whatsoever, to maintain the letter of credit in full force and effect at all times required under this Paragraph 3(e) shall constitute an immediate event of default under this Sublease (no notice and right to cure period or grace period shall be a condition to such failure constituting an event of default notwithstanding the provisions of Paragraph 5 of this Sublease or of Paragraph 20 of the Lease) and, in addition to (and not in lieu of) all other rights and remedies available to Sublandlord under this Sublease or at law or in equity, Sublandlord shall have the right to sue Subtenant for specific performance of its obligation to deliver and maintain the letter of credit.

The letter of credit and any proceeds thereof (the "Security Deposit") shall be held by Sublandlord without obligation for interest, as security, for the performance of Subtenant's obligations and covenants under this Sublease. It is expressly understood and agreed that neither the letter of credit nor the proceeds thereof are an advance rental deposit or a measure of Sublandlord's damages in case of an event of default. If an event of default shall occur or if Subtenant fails to surrender the Demised Premises in the condition required by this Sublease, Sublandlord shall have the right (but not the obligation), and without prejudice to any other remedy which Sublandlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Demised Premises. If Sublandlord so applies the Security Deposit or any portion thereof before the expiration date or earlier termination of this Sublease, Subtenant shall deposit with Sublandlord, upon demand, the amount necessary to restore the Security Deposit to its original amount. Although the Security Deposit shall be deemed the property of Sublandlord, any remaining balance of the Security Deposit (or, if applicable and not drawn upon, the original then effective letter of credit) shall be returned to Subtenant at such time after the expiration date or earlier termination of this sublease that all of Subtenant's obligations under this Sublease have been fulfilled. Sublandlord shall conduct a "Post Move Out Inspection" of the Demised Premises within fifteen (15) days after the expiration date or earlier termination of this Lease.

4. Nature of Occupancy. Subtenant shall use and occupy the Demised Premises solely for the purpose of general office use and for no other purpose whatsoever. Subtenant shall use and occupy the Demised Premises at all times consistent with the terms of the Lease and the Rules and Regulations as defined therein. SUBTENANT HAS INSPECTED AND SHALL ACCEPT THE DEMISED PREMISES "AS IS" IN THEIR STATE AND PHYSICAL CONDITION ON


                                                                   Exhibit 10.16
                                                                         Page 5

THE DATE ON WHICH SUBTENANT TAKES POSSESSION OF THE DEMISED PREMISES. SUBTENANT AGREES SUBLANDLORD MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO FITNESS, MERCHANTABILITY, USE OR CONDITION OF THE DEMISED PREMISES. Sublandlord shall have no obligations to perform any improvements to the Demised Premises. Subtenant shall have the right (after obtaining all consents of Landlord required under the Lease and of Sublandlord required under this Sublease), at Subtenant's cost and expense, to make such improvements to the Demised Premises as Subtenant desires (such improvements which have been consented to by Landlord and Sublandlord are called the "Subtenant Improvements"). Sublandlord shall have the right to approve of any improvement to the Demised Premises with respect to which Landlord has approval rights under the Lease. Subtenant will deliver to Sublandlord copies of all information and documents which are required to be delivered to Landlord under the Lease in order to obtain Landlord's approval for such improvements. Sublandlord will make best efforts to get such approval from Landlord in a timely manner. The entry by Subtenant and any of Subtenant's contractors, agents, employees, and subcontractors into the Demised Premises prior to the Sublease Commencement Date for or in connection with the construction or installation of the Subtenant Improvements shall be subject to all of the terms and conditions of this Sublease except the payment of monthly installments of rent. The Subtenant Improvements shall be constructed and installed in a first-class manner, using first-class quality materials, in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities. Subtenant shall promptly correct any of the Subtenant Improvements which are not in conformance therewith. Subtenant shall be responsible for removal, as needed, from the Demised Premises and the Building of all trash, rubbish, and surplus materials resulting from the construction and installation of Subtenant's Improvements. Sublandlord shall make available to Subtenant $24,714.00 (the "Subtenant Improvement Allowance") to be used solely for the direct, actual costs of constructing and installing the Subtenant Improvements (such costs include, without limitation, the costs of materials incorporated into and constituting a portion of the Subtenant Improvements, the costs of labor to construct and install the Subtenant Improvements, and the costs of preparing the construction drawings for the Subtenant Improvements; such costs do not include, without limitation, moving costs and furniture and personal property costs). After all Subtenant Improvements are complete, Subtenant shall submit to Sublandlord a detailed statement including paid invoices and lien waivers and releases from the contractor and all subcontractors showing the amounts paid by Subtenant for the Subtenant Improvements, and, within fifteen (15) days after receipt of such statement, invoices, waivers and releases, Sublandlord shall pay to Subtenant the lesser of the amounts shown by such statement or the Subtenant Improvement Allowance. The Landlord's reasonable costs for approval of plans and coordination of work will be paid by the subtenant.

5.      Default, Remedies and Indemnification of Sublandlord.

         (a) If Subtenant defaults in the performance of any of the covenants, conditions or agreements contained in this Sublease or the Lease and fails to cure the same after three (3) days written notice from Sublandlord for monetary defaults provided, however, such notice and such grace period shall be required to be provided by Sublandlord and shall be accorded Subtenant, if necessary, only once during any twelve (12) consecutive month period of the Term, and an Event of Default shall be deemed to have immediately occurred upon the second


                                                                   Exhibit 10.16
                                                                         Page 6

(2nd) failure by Subtenant to make a timely payment as aforesaid within any twelve (12) consecutive month period of the Term, it being intended by the parties hereto that such notice and such grace period shall protect against infrequent unforeseen clerical errors beyond the control of Subtenant, and shall not protect against Subtenant's lack of diligence or planning in connection with its obligations to make timely payment of Basic Rent and other amounts due hereunder) and after eight (8) days written notice for non-monetary defaults (unless such non-monetary default is incapable of being cured within eight (8) days, in which event Subtenant shall have a reasonable period of time if it diligently commences and proceeds to cure the same but not to exceed sixty (60) days, inclusive of the original eight days), Sublandlord shall be entitled to invoke against Subtenant the remedies which are available to Landlord under the Lease. Further, anything to the contrary notwithstanding, Subtenant shall indemnify and hold harmless Sublandlord from and against any and all losses, claims, damages, liabilities, actions, costs and expenses (including attorneys' fees) arising out of or related to this Sublease or the Demised Premises, unless caused by the intentional acts or negligence of Sublandlord, its agents or employees. This indemnification shall survive termination of this Sublease and shall be in addition to the indemnification provisions of the Lease (as to which the word "Subtenant" shall be substituted for "Tenant" and the word "Sublandlord" shall be substituted for "Landlord" therein).

         (b) If Subtenant causes or permits what Sublandlord reasonably deems to be a default under the Lease and it reasonably appears to Sublandlord that Subtenant will not cure such default within the applicable grace period under the Lease (and such default was not caused directly or indirectly by Sublandlord, Sublandlord's employees, agents, officers, directors, visitors, invitees, contractors, servants or licensees), Sublandlord may cure such default at Subtenant's cost. If Sublandlord at any time, by reason of such default pays any sum to cure such default, the sum so paid by Sublandlord shall be immediately due from Subtenant to Sublandlord on demand and evidence of payment, and shall bear interest at the "Default Rate" from the date paid by Sublandlord until Sublandlord shall have been reimbursed by Subtenant.

         (c) Subtenant hereby expressly waives any notice to quit or vacate which may be otherwise required by law.

         (d) In the event either party hereto brings or commences legal proceedings to enforce any of the terms of this Sublease, the successful party in such action shall then be entitled to receive and shall receive from the other of said parties, in every such action commenced, a reasonable sum as attorney's fees and costs, to be fixed by the court in the same action. If Subtenant shall fail to pay rent timely or shall otherwise default in its obligations under this Sublease, Sublandlord's reasonable attorney's fees and costs incurred in collecting such rent or in enforcing the terms of this Sublease shall be payable by Subtenant as additional rent whether or not legal proceedings are filed and shall incur interest at the Default Rate from the date such fees and costs are advanced by Sublandlord.

6. Improvements. Subtenant shall not make any improvements, alterations or installations to the Demised Premises without Sublandlord's and Landlord's prior written consent. Sublandlord agrees not to unreasonably withhold, condition or delay such consent of


                                                                   Exhibit 10.16

Sublandlord with respect to non-structural alterations which do not affect any of the Building's systems.

7.      Services.

         (a) The only services, repairs, restoration and maintenance to which Subtenant is entitled hereunder are those to which Sublandlord is entitled as Tenant under the Lease. Where services, repairs or rights are to be provided by Landlord under the terms of the Lease, Subtenant shall have no right to proceed directly against Landlord for the performance of such services, repairs or rights. It is understood that Sublandlord will not provide and does not guarantee the performance of any such services, repairs or rights; provided, nevertheless, that in the event of any default or failure of performance by Landlord, Sublandlord agrees, upon notice from Subtenant, to make demand upon Landlord to perform its obligations under the Lease and to enforce, at the sole cost and expense of Subtenant, Sublandlord's rights under the Lease. (b) Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall comply at its expense with all governmental laws, ordinances and regulation unless expressly made the sole obligation of the Landlord in the Lease.

8.       Notices. Notices required or permitted hereunder shall conform to
Article 28.11 of the Lease, except as to the identities and addresses of the parties, which shall be as follows:

        Subtenant:       To be provided

        Sublandlord:     The Academy for Health Services Research and Health
                         Policy aka Association for Health Services
                         Research, Inc.
                         Suite 701L
                         1801 K Street, N.W.
                         Washington, DC 20006

A copy of all notices sent by Sublandlord or Subtenant shall also be sent to Landlord at the following address:

                         Acquiport Four Corporation
                         C/o Prentiss Properties Ltd., Inc.
                         1130 Connecticut Avenue, N.W.
                         Washington, D.C. 20036

9.      Insurance.

         (a) The Subtenant shall obtain and at all times during the Term hereof maintain, at its sole cost and expense, policies of insurance covering its fixtures, property and equipment installed and located in the Demised Premises, in such amounts as stated in the Lease. In addition to and not in limitation of the sentence immediately preceding this sentence, the Subtenant shall obtain and at all times during the Term hereof maintain, at its sole cost and expense, a fire and other casualty policy insuring its fixtures, property and equipment installed and located in the Demised Premises, against loss or damage by fire, theft, sprinkler leakage,


                                                                   Exhibit 10.16
business interruption, and such other risks or hazards covered under an all-risk property policy complying with the provisions of the Lease.

         (b) The Subtenant shall provide and keep in force during the Term of this Sublease with a company or companies approved by the Sublandlord a comprehensive general liability insurance policy as set forth in the Lease.

         (c) All policies of insurance as aforesaid shall name the Sublandlord, Landlord, Landlord's management agent, and Landlord's mortgagee(s) as additional insureds, as their interests may appear and shall otherwise comply with Section 14 of the Lease.

10. Subordination. This Sublease is subject and subordinate to the Lease, to all ground and underlying leases, and to all mortgages and deeds of trust which may now or hereafter affect such leases, the leasehold estate or estates thereby created or the real property of which the Demised Premises form a part, and to any and all renewals, modifications, amendments, consolidations, replacements and extensions thereof, provided that the Sublandlord agrees not to effect any modification or amendment of the Lease which adversely affects the rights of the Subtenant hereunder without the written consent of the Subtenant in each case (which consent shall not be unreasonably withheld, conditioned or delayed).

11. Assignment and Further Subleases. The Subtenant agrees that it will not assign or encumber, or permit to be encumbered, its right or interests under this Sublease, nor sublet the whole or any part of the Demised Premises, without the prior written consent of the Sublandlord in each case, which consent shall not be unreasonably withheld (provided that Landlord's consent thereto is first obtained), and then only in accordance with the terms of the Lease. Provided and on the condition that Landlord executes the consent attached hereto, Sublandlord consents to the transfer of the Sublease from Subtenant to the Academy for Health Services Research and Health Policy, a D. C. corporation, the entity resulting from the merger of Alpha Center for Health Planning, Inc. and the Association of Health Services Research.

12. Surrender. Upon the date this Sublease shall expire or be earlier terminated, the Subtenant shall quit and surrender to the Sublandlord the Demised Premises and remove all of its furniture, furnishings, personal property, and all computer cabling and wiring installed by or on behalf of Subtenant, at Subtenant's expense, using a contractor approved in advance by Landlord in writing, and equipment in order to leave the Demised Premises broom clean and in as good order and condition as they were on the date the Term of this Sublease commenced, ordinary wear excepted. Subtenant's obligation to perform and observe this covenant shall survive the expiration or other termination of the Term of this Sublease. If the last day of this Sublease shall fall on a Sunday, this Sublease shall expire on the last business day preceding such last day. The obligations of the Subtenant as herein provided shall survive the termination of this Sublease.

13. Brokers. Sublandlord and Subtenant warrant and represent to each other and to Landlord that, other than Trammell Crow Company, with whom Subtenant has dealt, and Spaulding & Slye, with whom Sublandlord has dealt, no broker brought about this transaction or dealt with Sublandlord or Subtenant in connection herewith (as per written agreement between S&S and


                                                                   Exhibit 10.16
                                                                         Page 9

Trammell Crow Company). The Landlord shall have no responsibility to pay any commission for this transaction, and, in consideration for Landlord's granting its consent to this Sublease, Sublandlord and Subtenant indemnify and hold harmless Landlord against and from any claim for brokerage commissions or other fees and all costs, expenses and liabilities in connection with this Sublease, including, without limitation, reasonable attorneys' fees and expenses, arising out of any dealings Sublandlord or Subtenant had with any broker, finder or other person.

14.      General Provisions.

         (a) Benefit and Burden. The covenants, conditions, agreements, terms and provisions herein contained shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective personal representatives, successors, heirs, executors, administrators and assigns.

         (b) Governing Law. It is the intention of the parties hereto that this Sublease (and the terms and provisions hereof) shall be construed and enforced in accordance with the laws of the District of Columbia.

         (c) Entire Agreement. This Sublease (including without limitation the Lease as incorporated herein) contains all of the covenants, agreements, terms, provisions, conditions, warranties and understandings comprising the final and entire agreement between the parties hereto, and they shall not be bound by any terms, statements, conditions or representations, oral or written, express or implied, not herein contained. No waiver or modification of any covenant, agreement, term provision or condition shall be deemed to have been made unless expressed in writing and signed by both parties.

         (d) Sublease and Lease. With respect to the relationship between Sublandlord and Subtenant, the terms and conditions of this Sublease shall take precedence with respect to any conflict between the terms and conditions contained herein and the terms and conditions of the Lease. Nothing herein shall be construed in any way to affect the rights and obligations of the Sublandlord and Landlord under the Lease.

         (e) Captions. The captions throughout this Sublease are for convenience of reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provision of or the scope or intent of this Sublease, nor in any way affect this Sublease.

         (f) Singular and Plural. Wherever appropriate herein, the singular includes the plural and the plural includes the singular.

         (g) Counterpart. This Sublease may be executed in several counterparts, but all counterparts shall constitute but one and the same instrument.

         (h) Waiver of Jury Trial. Subtenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Sublandlord or Landlord against Subtenant with respect


                                                                   Exhibit 10.16
                                                                         Page 10
to any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant's use or occupancy of the Demised Premises. In the event Sublandlord commences any proceedings for nonpayment of rent, Subtenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Subtenant's right to assert such claims in any separate action brought by Subtenant.

         (i) Effectiveness. This Sublease shall be effective upon (A) execution by both Subtenant and Sublandlord, (B) obtaining the written consent of Sublandlord and Landlord, or its duly authorized agent(s), and (C) payment by Sublandlord to Landlord of reasonable attorney's fees incurred by Landlord, in connection with this Sublease and the transaction evidenced hereby, and it is hereby acknowledged by Sublandlord and Subtenant that Landlord's consent to this Sublease shall not make Landlord a party to this agreement, shall not create any contractual liability or duty on Landlord's part, and shall not in any manner increase, decrease or otherwise affect the rights and obligations under the Lease.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have each executed this Sublease as of the day and year first hereinabove written.

                          SUBLANDLORD:

WITNESS: Association for Health Services Research, Inc., a District of Columbia Corporation

                          By:   /s/ N. David Helms
                             --------------------------------------------------
                          Its: Chief Executive Officer
                               ------------------------------------------------

                          SUBTENANT:

WITNESS:                  U.S. TECHNOLOGIES, INC., a Washington, DC Corporation

                          By: /s/ Gregory Earls
                              -------------------------------------------------
                          Its: Chairman/CEO
                               ------------------------------------------------

                          LANDLORD CONSENT

The Landlord hereby consents to the attached sublease as of June 1, 2000.


                          ACQUIPORT FOUR CORPORATION


                          By: /s/ Vic Nuallalu
                             --------------------------------------------------
                              Authorized Signatory
                              Its Vice President




                                                                   Exhibit 10.16
                                                                         Page 11

                                    EXHIBIT A

                                COPY OF THE LEASE






                                                                   Exhibit 10.16
                                                                         Page 12

                                    EXHIBIT B

                           OUTLINE OF DEMISED PREMISES





                                                                   Exhibit 10.16
                                                                         Page 13